Exhibit 99.2
NuTech Solutions, Inc.
Consolidated Balance Sheet

		(Unaudited)
	December 31,	March 31,
	2007	2008
Assets
Current assets
Cash and cash equivalents	$602,011	$685,073
Accounts receivable	712,113	686,591
Work in process	94,761	27,929
Prepaid expenses and other current assets	31,166	43,164

Total current assets	1,440,051	1,442,757

Property and equipment, net	64,694	77,855
Intangibles, net	38,217	37,143
Other assets,net	7,531	8,079

Total assets	$1,550,493	$1,565,834

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$101,520	$169,955
Accrued liabilities	844,659	782,024
Deferred revenue	1,082,507	926,711
Other liabilities	36,333	—
Short term convertible note	431,159	465,000

Total current liabilities	2,496,178	2,343,690

Total liabilities	2,496,178	2,343,690

Stockholders’ deficit
Common stock $.001 par value, 150,000,000 shares authorized; 59,823,125 and 60,277,368 shares issued and outstanding as of December 31, 2007 and March 31, 2008, respectively	59,824	60,278
Additional paid-in capital	19,376,861	19,431,340
Accumulated deficit	(20,330,900)	(20,214,459)
Other comprehensive loss	(51,470)	(55,015)

Total stockholders’ deficit	(945,685)	(777,856)

Total liabilities and stockholders’ deficit	$1,550,493	$1,565,834

See accompanying Notes to Consolidated Financial Statements

NuTech Solutions, Inc.
Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended March 31,
	2007	2008
Revenue
License fees	$251,241	$343,999
Professional services	666,025	1,307,414

Total revenue	917,266	1,651,413

Cost of professional services	521,275	718,073

Total cost of revenue	521,275	718,073

Gross margin	395,991	933,340

Operating expenses
General and administrative	457,083	532,368
Sales and marketing	158,624	220,576
Research and development	19,688	9,677

Total operating expenses	635,395	762,621

Operating income (loss)	(239,404)	170,719

Other income (expense)	2,280	(54,278)

Net income (loss)	$(237,124)	$116,441

See accompanying Notes to Consolidated Financial Statements

NuTech Solutions, Inc.
Statements of Cash Flows

	(Unaudited)
	Three months ended March 31,
	2007	2008
Cash flows from operating activities
Net income (loss)	$(237,124)	$116,441
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	10,602	13,504
Stock-based compensation expense	28,271	13,600
Stock issued for services	—	41,333
Non cash interest expense	—	33,841
Accounts receivable	227,857	25,522
Prepaid expenses and other assets	1,034	54,835
Accounts payable	42,439	56,455
Accrued liabilities	(34,952)	(50,654)
Other current liabilities	(16,333)	(36,333)
Deferred revenue	(33,847)	(155,797)

Net cash provided by (used in) operating activities	(12,053)	112,747

Cash flows from investing activities
Purchases of property and equipment	(4,544)	(28,962)

Net cash used in investing activities	(4,544)	(28,962)

Cash flows from financing activities
Proceeds from notes payable	—	—
Proceeds from convertible note payable	—	—
Repayment of notes payable	(46,114)	—

Net cash provided by financing activities	(46,114)	—

Effects of exchange rate on cash	13,360	(723)

Net cash increase/(decrease) for period	(49,351)	83,062

Cash at beginning of period	355,104	602,011

Cash at end of period	$305,753	$685,073

See accompanying Notes to Consolidated Financial Statements

NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
1. Description of the Business
NuTech Solutions, Inc. and Subsidiaries (the Company) was incorporated in North Carolina in June 1999. The Company specializes in providing intelligent engines that provide business insight to corporations. These intelligent engines are based on advanced data acquisition, data mining, optimization, prediction and adaptation technologies. The Company had negative working capital as of March 31, 2008.
As more fully described in Note 5, on May 9, 2008, the Company was acquired by Netezza Corporation.
In February 2000, the Company acquired Divis Digital, a wholly-owned subsidiary in Germany, which was renamed NuTech Solutions, GmbH. In March 2000, the Company acquired Topos Corporations, Ltd. a wholly-owned subsidiary in Poland, which was renamed NuTech Solutions, Polska.
2. Summary of Significant Accounting Principles
Basis of Presentation
The accompanying consolidated financial statements include those of the Company and its wholly-owned subsidiaries, after elimination of all intercompany accounts and transactions. The Company has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America.
Unaudited Interim Financial Statements
The consolidated financial statements and related notes of the Company as of and for the three months ended March 31, 2007 and 2008 are unaudited. Management believes the unaudited consolidated financial statements have been prepared on the same basis as the audited, consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and results of operations in such periods. Results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries NuTech Solutions, GmbH, and NuTech Solutions, Polska. All intercompany transactions and balances have been eliminated.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Revenue Recognition

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NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
The Company derives its revenues primarily from software licensing fees and consulting services based on its adaptive business intelligence solutions. Additionally, the Company may provide maintenance services in connection with its sale of a software license. The Company recognizes revenue based on the provisions of Statement of Provision (SOP) No. 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts,” SOP No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-4 and SOP No. 98-9 and Staff Accounting Bulletin (SAB) 101, “Revenue Recognition,” as amended by SAB 104.
The Company has not established vendor specific objective evidence related to its software licenses. Therefore, under SOP No. 97-2, the Company defers its software license revenue and recognizes it over the life of the maintenance agreements, normally 12 months.
Maintenance revenues are derived from customer support agreements generally entered into in connection with software license agreements. Maintenance revenues are recognized ratably over the term of the maintenance period.
Services revenues are recognized either as services are performed and billed to customers for time and material arrangements or on the percentage-of-completion method for fixed fee contracts. Percentage-of-completion is measured by the percentage of software customization or consulting hours incurred to date to total estimated hours. This method is used because management has determined that past experience has shown expended hours to be the best measure of progress on these engagements.
Revisions in total estimated hours are reflected in the accounting period in which the required revisions become known. Anticipated losses on contracts are charged to income in their entirety when such losses become evident. Revenues recognized in excess of amounts billed are classified under current assets as “work in process.” Amounts billed in excess of revenues recognized are classified under current liabilities as “deferred revenue.”
Property and Equipment
Property and equipment are stated at cost and consist of computers and printers, equipment and furniture, purchased software and leasehold improvements. These assets are depreciated on a straight-line basis over the estimated useful lives of the assets, ranging up to eight years. Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are charged to expense when incurred. Expenditures for major renewals, replacements and betterments are capitalized. The estimated useful lives are as follows:

Computers and equipment	3 years
Equipment and furniture	5 to 8 years
Software	2 to 3 years
Leasehold improvements	Lease term
Research and Development
Internal research and development expenses are charged to expense as incurred. Computer software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.” The Company has defined technological feasibility as the point in time at which the Company has a working model of the related product. Historically, the internal development costs incurred during the period between the achievement of technological feasibility and the point at which the product is available for general release to customers have not been significant. Therefore, the Company has charged all internal software development costs to expense as incurred for the three months ended March 31, 2007 and 2008.

NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
The Company has in the past, and may in the future, purchase or license software that may be modified and integrated with its products. If at the time of purchase or license, technological feasibility is met, the cost of the software is capitalized and amortized over the software’s useful life.
Intangible Assets
Intangible assets consist principally of patents, developed technology, customer base and trade name associated with the purchase of the BiosGroup in 2003. These assets are amortized on a straight-line basis over the estimated useful life of the assets, currently three to thirteen years.
Impairment of Long-lived and Intangible Assets
The Company has adopted the provisions of SFAS No. 144, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” SFAS No. 144 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 144 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company has reviewed its long-lived assets and, in management’s opinion, there has been no impairment of the carrying value of the Company’s long-lived assets.
Foreign Currency
The Company has identified the functional currency of its subsidiaries with foreign operations as the applicable local currency. The Company uses period end exchange rates to translate assets and liabilities of its foreign subsidiaries and weighted average rates for the period to translate income and expense items. Translation gains and losses arising from the conversion of the balance sheet into United States dollars are reflected as adjustments to stockholders’ equity (deficit) and comprehensive income (loss) and are reported as accumulated other comprehensive income (loss). For the three months ended March 31, 2007 and 2008, foreign currency translation adjustment amounted to $13,360 and $(3,545).
Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts at high quality financial institutions. The individual balances, at times, may exceed federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. The Company extends credit based on an evaluation of the customer’s financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if deemed necessary. The Company estimates its allowance for doubtful accounts on a case by case basis, based on the facts and circumstances surrounding each potentially uncollectible receivable. Uncollectible receivables are written-off in the period management believes it has exhausted every opportunity to collect payment from the customer. There was no allowance for doubtful accounts at December 31, 2007 and March 31, 2008, respectively.
Stock-based Compensation
Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R) using the prospective application method. Compensation cost is recognized in the consolidated statements of operations over the period during which an employee is required to provide service in exchange for the award. In accordance with the prospective application method, results for prior periods have not been restated. The impact of

NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
forfeitures that may occur prior to vesting is estimated and considered in the amount recognized. In addition, the realization of tax benefits in excess of amounts recognized for financial reporting purposes, if any, will be recognized as a financing activity rather than an operating activity as in the past.
Under SFAS 123(R), the Company’s expected volatility assumption used in the Black-Scholes option-pricing model was based on peer group volatility. The expected life assumption is based on the simplified method in accordance with the SEC’s Staff Accounting Bulletin No. 107 and 110 (“SAB 107 and 110”). The simplified method is based on the vesting period and contractual term for each vesting tranche of awards. The mid-point between the vesting date and the expiration date is used as the expected term under this method. The risk-free interest rate used in the Black-Scholes model is based on the implied yield curve available on U.S. Treasury zero-coupon issues at the date of grant with a remaining term equal to the Company’s expected term assumption. The Company has never declared or paid a cash dividend and has no current plans to pay cash dividends.
The Company accounts for stock-based compensation expense for non-employees using the fair value method prescribed by EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” and the Black-Scholes option pricing model, and recorded the fair value of non-employee stock options as an expenses over the vesting term of the option.
Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes.” Under “SFAS No. 109”, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory rates to differences between financial statement carrying amounts and tax bases of existing assets and liabilities. The effect of deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.
Comprehensive Income (Loss)
Comprehensive income (loss) consists of net income (loss), adjustments to stockholders’ equity for foreign currency translation adjustments. For the purposes of comprehensive income (loss) disclosures, the Company does not record tax provisions or benefits for the net changes in the foreign currency translation adjustment, as the Company intends to permanently reinvest undistributed earnings in its foreign subsidiaries. Accumulated other comprehensive income consists of foreign exchange gains and losses.
The components of comprehensive income (loss) are as follows (in thousands):

	(unaudited)	(unaudited)
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2008
Net income (loss)	$(237,124)	$116,441
Other comprehensive income (loss):
Foreign currency adjustment	13,360	(3,545)

Total comprehensive income (loss)	$(223,764)	$112,896

Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”) which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. SFAS No. 157 does not require new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. However, on February 6, 2008, the FASB issued FSP 157-2 which defers the

NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
effective date of SFAS No. 157 for one year for non-financial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company adopted SFAS No. 157 on January 1, 2008. The adoption of SFAS No. 157 did not have a material impact on the Company’s financial position and results of operations.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows companies to measure certain financial assets and liabilities at fair value. The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS No. 159 specifies that unrealized gains and losses for that instrument shall be reported in earnings at each subsequent reporting date. The Company adopted SFAS No. 159 on January 1, 2008 and elected not to measure eligible financial assets and liabilities at fair value. Accordingly, the adoption of SFAS No. 159 did not have a material impact on the Company’s financial position and results of operations.
In December 2007, the FASB issued SFAS No. 141 (Revised 2007) (“SFAS No. 141(R)”), “Business Combinations”, which replaces FASB Statement No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the potential impact of SFAS No. 141(R) on its financial position and results of operations.
3. Notes Payable
On May 31, 2007, the Company entered into secured promissory notes, with 25 individuals or entities that were existing shareholders or employees of the Company, to provide working capital. The notes accrued interest at an annual rate of 10% and contained a beneficial conversion feature which allowed the holders to convert the notes into shares of the company’s common stock at 80% of the fair value at the time of conversion. The beneficial conversion was originally valued at its intrinsic value of $116,500 under EITF 98-5. This amount was recorded as a discount on the notes payable and amortized to interest expense over the life of the note. In conjunction with the acquisition of NuTech (Note 5) in May 2008, the notes were paid in full.
The secured promissory notes have a change in control clause in which a premium was due to the holders at up to 350% of the unpaid principle and interest should a change in control occur prior to March 31, 2008.
On April 30, 2007, the Company entered into a loan and security agreement with Silicon Valley Bank, allowing for short-term borrowing for working capital needs. The total maximum facility is $625,000, which allows borrowing up to 80% or $500,000, with a rate of prime plus 1.75%. This facility is based on the Company’s receivables and is secured by the assets of the Company. During the three months ended March 31, 2007 and 2008, no amounts were borrowed on this loan. The agreement expired on April 25, 2008.
During 2000, the Company entered into a loan and security agreement with Sparkasse Dortmund, allowing for short-term borrowing for working capital needs up to approximately $76,000. At March 31, 2007 and 2008, the Company had no amounts outstanding.
4. Stock Based Compensation
Stock-based compensation expense is estimated as of the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period. The Company estimates the fair value of its stock options using the Black-Scholes option-pricing model. The expected term of options granted was calculated using the simplified method which represents the average of the contractual term of the option and the weighted-average vesting period of the option. Expected volatility is based on volatility of similar entities that are publicly-held. The risk free interest rate

NuTech Solutions, Inc.
Notes to Consolidated Financial Statements
is the yield currently available on U.S. Treasury zero-coupon issues with a remaining term approximating the expected term used as the input to the Black-Scholes model. For the three months ended March 31, 2007 and 2008 the relevant assumptions used to determine the value of the stock option grants were as follows:

	(Unaudited)
	Three Months Ended March 31,
Stock Options	2007	2008
Dividend yield	None	None
Expected volatility	67.90%	0.00%
Risk-free interest rate	4.81%	0.00%
Expected life (in years)	5.75	—
Weighted-average fair value at grant date	$0.06	$—
For all grants, the amount of stock-based compensation expense recognized has been adjusted for estimated forfeitures of awards for which the requisite service is not expected to be provided. Estimated forfeiture rates are developed based on the Company’s analysis of historical forfeiture data.
The Company recognizes the associated compensation expense on a straight-line basis over the vesting periods of the awards, net of estimated forfeitures. The following table presents stock-based compensation expense included in the Company’s consolidated statement of operations for the three months ended March 31, 2007 and 2008:

	(Unaudited)
	Three Months Ended
	2007	2008
Cost of services	$12,851	$10,955
General and administrative	14,032	1,185
Sales and marketing	1,388	1,281
Research and development	—	179

	$28,271	$13,600

As of March 31, 2007 and 2008, respectively, the Company had $109,715 and $46,898 of total unrecognized compensation expense, net of estimated forfeitures that will be recognized over a weighted-average period of 2.5 years and 1.7 years, respectively.
5. Subsequent Events
On April 24, 2008 Netezza Corporation (“Netezza”), a Delaware Corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company, and Netezza Holding Corporation, a wholly owned subsidiary of Netezza. Pursuant to the Merger Agreement, the Company was merged with and into Netezza Holding Corporation on May 9, 2008. After giving effect to the Merger, Netezza was the sole stockholder of the Company. At the effective time of the Merger, all outstanding shares of capital stock of the Company were converted into the right to receive cash consideration of approximately $6,400,000 (the “Merger Consideration”). The Merger Agreement also required $600,000 of the Merger Consideration to be held in an escrow account to settle certain claims for indemnification for breaches of or inaccuracies in the Company’s representations and warranties, covenants and agreements.